UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 06, 2018

3Power Energy Group, Inc

(Exact name of registrant as specified in its charter)

Nevada	333-103647	98-0393197
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

PO Box 50006 Sh. Rashid Building Sh. Zayed Road Dubai, United Arab Emirates
(Address of principal executive offices)

011 97 14 3210312
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On 15th September 2018, Shala Energy Plc, a company majority owned by 3Power Energy Group Inc, received a Finance Bank Capacity Letter on behalf of its group company, 3Power Shala Sh.p.k., confirming €253 million available debt and equity finance/investment, subject to satisfactory financial and technical due diligence confirmation and thereafter subject to agreeable debt and equity terms.  The available finance and finance investment is dedicated firstly to the development and construction on the Shala River of Lekaj and Breg Lumi Hydropower Cascades and for the Vajisht Hydropower Dam, and secondly for further development and/or acquisition of Albanian hydropower facilities, totalling approx. 200 MW.  The Shala River Power Plants are designed to provide 83.450 MW to generate 321,465,617 KW/h of exportable electricity.  There is, however, no assurance that the debt and equity financing will close and be funded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3POWER ENERGY GROUP INC.

/s/ Sharif Rahman

Name:	Sharif Rahman

Title:	Chief Executive Officer and Chief Financial Officer
Principal Executive Officer, Principal Financial and Chief Accounting Officer)

Dated:	November 06, 2018